Exhibit 23.2

                         Consent of Independent Auditors

USA Technologies, Inc.
Malvern, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 4, 2003, relating to the financial statements of Bayview Technology Group, LLC, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding Bayview Technology Group, LLC ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Anton, Collins, Mitchell, LLP

Denver, Colorado

December 17, 2003